SUPPLEMENT DATED AUGUST 7, 2001
(TO PROSPECTUS SUPPLEMENT DATED JULY 27, 2001 TO PROSPECTUS DATED JUNE 28, 2001)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

            CSFB MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-S15

                                  $180,951,367
                                  (APPROXIMATE)

         This Supplement revises the Prospectus Supplement dated July 27, 2001 to the Prospectus dated June 28, 2001, with respect to the above-captioned certificates.

         The following statements in the Prospectus Supplement dated July 27, 2001 are modified as indicated below:

         1. The definition of "Group I Senior Principal Distribution Amount" on page S-48 will be replaced with the following:

                  GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT--For any distribution date and loan group 1, the sum of:
         o the Group I Senior Prepayment Percentage of the Group I Principal Payment Amount;
         o the Group I Senior Prepayment Percentage of the Group I Principal Prepayment Amount; and
         o     the Group I Senior Liquidation Amount.

         2. The definition of "Group I Subordinate Principal Distribution Amount" on page S-48 will be replaced with the following:

                  GROUP I SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT--For any distribution date and the Class I-B Certificates, the sum of the following amounts for loan group 1:
         o the Group I Subordinate Prepayment Percentage of the Group I Principal Payment Amount;
         o the Group I Subordinate Prepayment Percentage of the Group I Principal Prepayment Amount; and
         o     the Group I Subordinate Liquidation Amount.

         Any reduction to the Group I Subordinate Principal Distribution Amount shall first offset the Group I Principal Payment Amount, second the Group I Subordinate Liquidation Amounts and then the Group I Principal Prepayment Amount.








                           CREDIT SUISSE FIRST BOSTON

CDC SECURITIES                                  THE WILLIAMS CAPITAL GROUP, L.P.